Exhibit 10.2

AMENDMENT NO. 1

TO STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 5, 2019, by and between FC Global Realty Incorporated, a Nevada corporation (“Parent”) and Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden”). FC Global and Gadsden are each, individually, referred to as a “Party” and, collectively, as the “Parties.” Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

A.          On March 13, 2019, the Parties entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Parent will acquire all of the Class A limited partnership interests of OPCO and all of the general partnership interests of OPCO in consideration for the issuance to Gadsden of the Parent Securities.

B.          The Purchase Agreement contemplates that at the Closing Parent will issue to Gadsden a total of 708,485,395 shares of Parent Common Stock, of which 278,178,750 shares of Parent Common Stock, which are referred to in the Agreement as Holdback Shares, are to be held by Gadsden in the Gadsden Specified Account. In addition, the Purchase Agreement requires Parent to issue to Gadsden the Parent Series A Stock, Parent Series B Stock and Parent Series C Stock.

C.          The Parties agree that promptly after the Closing, the Parent Charter will be amended to increase the number of shares of authorized Parent Common Stock to fully permit the issuance of Parent Securities that will be issued and additional shares of Parent Common Stock that may be issued upon conversion of Parent preferred securities, including securities that may be offered by Parent shortly after the Closing.

D.          The Parties desire to amend the Purchase Agreement to provide that the Holdback Shares will not be issued at the Closing, and will be issued promptly after the amendment to the Parent Charter as described in paragraph C, above, and that such Holdback Shares, when issued, will be maintained in the Gadsden Specified Account.

E.          The Parties expect to have the Closing on or shortly after the date hereof.

F.          Section 7.4 of the Purchase Agreement provides that the Purchase Agreement may be amended by a written instrument executed by the Parties. In accordance with Section 7.4, this Amendment amends the Purchase Agreement as hereinafter set forth.

AGREEMENT

In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein and in the Purchase Agreement, the Parties, intending to be legally bound, agree to amend and supplement the Agreement as follows:

1.           Amendment to Section 1.1(a). Section 1.1(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(a)          Securities Issued. Upon the terms and subject to the conditions of this Agreement, at the Closing on the Closing Date or such other date as provided in this this Section 1.1(a), Parent shall issue the following securities (collectively, the “Parent Securities”):

(i)           708,485,395 shares of the common stock, par value 0.01 per share (“Parent Common Stock”), of which 278,178,750 shares of Parent Common Stock (the “Holdback Shares”) will be issued on the Parent Charter Amendment Date and will be held by Gadsden in a segregated account (the “Gadsden Specified Account”) which shall be subject to release in accordance with Section 5.10 and 430,306,645 shares of Parent Common Stock will not be subject to such Gadsden Specified Account.

(ii)          That number of shares of the Parent Series A Stock that is equal to the number of Gadsden Series A Preferred Shares outstanding at the Closing Time, which is expected to be 889,075 shares.

(iii)         That number of shares of the Parent Series B Stock that is equal to the number of Gadsden Series B Preferred Shares outstanding at the Closing Time, which is expected to be 11,696,944 shares.

(iv)         That number of shares of the Parent Series C Stock that is equal to the number of Gadsden Series C Preferred Shares outstanding at the Closing Time, which is expected to be 2,498,682 shares.

2.           Amendment to Article V. A new section, which shall be designated Section 5.15, is added to Article V and shall read in its entirety as follows:

Section 5.15         Amendment to the Parent Charter.

(a)          Parent shall take such actions as are necessary and desirable to amend the Parent Charter to make such changes thereto as may be necessary or desirable to increase the number of authorized shares of Parent Common Stock for future issuances or Parent Common Stock as determined by Gadsden (the “Charter Amendment”), and cause the Charter Amendment to be effective in accordance with applicable Law as soon as reasonably practicable.

(b)          Gadsden agrees to provide its consent to the Charter Amendment in any proxy or written consent in lieu of a meeting of the shareholders of Parent.

(c)          Parent agrees to make all filings with the SEC as required under the Exchange Act related to the Charter Amendment.

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(d)          The date that the Charter Amendment is effective is referred to as the “Parent Charter Amendment Date”.

3.           Amendment to Section 7.1

Section 7.1(b) of the Agreement is amended to replace “March 31, 2019” with “April 5, 2019”.

4.           Amendment to Section 8.2

Section 8.2 is amended to insert a new paragraph that is designated 8.2(o) and to redesignate Section 8.2(o) to 8.2(p) and change all references in the Purchase Agreement to Section 8.2(o) to Section 8.2(p). The new paragraph that is designated as Section 8.2(o) shall read in its entirety as follows:

(o)          Specific Indemnity. Gadsden hereby agrees to indemnity and hold Parent harmless from all Losses of Parent or any of its subsidiaries arising from or related to the Civil Action brought by the Securities and Exchange Commission against Jean Danhong Chen, Tony Jianyun Ye, Kai Hao Robinson, Kuansheng Chen, the Law offices of Jean D. Chen, A Professional Corporation, Tree Lined Holdings, LLC, and Golden State Regional Center, LLC in a complaint that was filed on October 18, 2018 in the United States District Court of the Northern District of California, Docket Number 18-cv-06371, the facts described therein and all civil or other actions arising from or related to the Civil Action.

5.           Effect of Amendment. Except as amended by this Amendment, the Purchase Agreement shall remain in full force and effect. In addition, if there are any inconsistencies between the Purchase Agreement and this Amendment, the terms of this Amendment shall prevail and control for all purposes.

6.           Governing Law. This Amendment shall be construed in accordance with and governed by the Laws of the State of Maryland without giving effect to the principles of conflict of laws.

7.          Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute one and the same instrument.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FC GLOBAL REALTY INCORPORATED

By:	/s/ Michael R. Stewart
Name: Michael R. Stewart
Title: Chief Executive Officer

GADSDEN GROWTH PROPERTIES, INC.

By:	/s/ John Hartman
Name: John Hartman
Title: Chief Executive Officer